EXHIBIT 99

                         STATEFED FINANCIAL CORPORATION
                                519 Sixth Avenue
                             Des Moines, Iowa 50309


For Further Information Contact:                FOR IMMEDIATE RELEASE
    John F. Golden, Chairman of the Board       Date:    August 21, 2000
    StateFed Financial Corporation
    519 Sixth Avenue
    Des Moines, Iowa 50309
    Phone: (515) 282-0236



                         STATEFED FINANCIAL CORPORATION
                            REPORTS YEAR-END EARNINGS

     Des Moines, Iowa (NASDAQ: "SFFC") -- StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced record earnings for the fiscal year ended June 30, 2000. The company reported net income of $1,140,751 for the fiscal year ended June 30, 2000 as compared to $1,018,290 for the same period in 1999, an increase of $122,461, or 12.03%. The increase in net earnings for the fiscal year was primarily due to an increase in net interest income of $339,975, partially offset by a decrease in non-interest income of $89,068, an increase of $80,486 in non-interest expense, and an increase in income tax expense of $47,960. The company also reported net income of $332,280 for the three- month period ended June 30, 2000 as compared to $264,362 for the same period in 1999, an increase of $67,918, or 25.7%. At June 30, 2000 the company had total assets of $100.7 million and total liabilities of $84.1 million, compared to total assets of $90.8 million and total liabilities of $74.7 million at June 30, 1999.

     State Federal Savings and Loan Association's capital continues to exceed all regulatory requirements.

                                    Continued

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         JUNE 30, 2000 AND JUNE 30, 1999

                                                  (Unaudited)     (Audited)
                                                 June 30, 2000  June 30, 1999
                                                 -------------  -------------
ASSETS

Cash and amounts due from depository institutions $  2,477,494  $  8,481,216
Investments in certificates of deposit                 495,692       884,300
Investment securities                                2,231,274     1,944,374
Loans receivable, net                               86,572,586    72,330,884
Real estate acquired for development                   156,614       236,602
Real estate held for investment, net                 2,175,785     2,645,245
Property acquired in settlement of loans             1,337,847     1,133,517
Office property and equipment, net                   2,965,659     1,188,247
Federal Home Loan Bank stock, at cost                1,464,600     1,147,600
Accrued interest receivable                            573,293       536,028
Prepaid expenses and other assets                      233,937       295,695
                                                  ------------  ------------
        TOTAL ASSETS                              $100,684,781  $ 90,823,708
                                                  ============  ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                          $ 53,648,118  $ 54,713,072
Advances from Federal Home Loan Bank                29,283,906    18,877,047
Advances from borrowers for taxes and insurance        353,744       337,371
Accrued interest payable                               140,243       133,773
Dividends payable                                      113,220       114,300
Income taxes: current and deferred                     373,698       324,643
Other liabilities                                      198,689       200,122
                                                  ------------  ------------

        TOTAL LIABILITIES                         $ 84,111,618  $ 74,700,328
                                                  ------------  ------------

Stockholders' equity:
Common stock                                      $      8,905  $      8,905
Additional paid-in capital                           8,555,406     8,526,563
Unearned compensation - restricted stock awards       (205,761)     (271,290)
Unrealized gain (loss) on investments                 (201,284)        3,803
Treasury stock                                      (2,362,921)   (2,234,986)
Retained earnings - substantially restricted        10,778,818    10,090,385
                                                  ------------  ------------

   TOTAL STOCKHOLDERS' EQUITY                     $ 16,573,163  $ 16,123,380
                                                  ------------  ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $100,684,781  $ 90,823,708
                                                  ============  ============


                         STATEFED FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (unaudited)

                                     Three Months Three Months   Fiscal      Fiscal
                                         Ended        Ended     Year End    Year End
                                        June 30      June 30     June 30     June 30
                                          2000        1999        2000        1999
                                      ----------   ----------  ----------  ----------
OPERATIONS DATA

Total interest income................ $1,876,886   $1,637,050  $7,021,578  $6,695,402

Total interest expense............... $1,092,484   $  972,286  $3,985,770  $3,999,569
                                      ----------   ----------  ----------  ----------

Net interest income.................. $  784,402   $  664,764  $3,035,808  $2,695,833

Provision for loan losses............ $    9,000   $    9,000  $   36,000  $   36,000
                                      ----------   ----------  ----------  ----------

    Net interest income after
       provision for loan losses..... $  775,402   $  655,764  $2,999,808  $2,659,833


Non-interest income:

Real estate operations............... $  132,685   $  139,155  $  524,514  $  565,503

Gain (loss) on sale of investments... $       --   $   12,400  $    1,941  $   52,602

Gain on sale of real estate.......... $    9,118   $   19,488  $   50,094  $   53,835

Other non-interest income............ $   28,526   $   27,874  $  107,534  $  101,211
                                      ----------   ----------  ----------  ----------

Total non-interest income............ $  170,329   $  198,917  $  684,083  $  773,151

Total non-interest expense........... $  482,211   $  471,139  $2,006,280  $1,925,794
                                      ----------   ----------  ----------  ----------

Income before income taxes........... $  463,520   $  383,542  $1,677,611  $1,507,190

Income tax expense................... $  131,240   $  119,180  $  536,860  $  488,900
                                      ----------   ----------  ----------  ----------

Net Income........................... $  332,280   $  264,362  $1,140,751  $1,018,290
                                      ==========   ==========  ==========  ==========

Basic earnings per share............. $     0.23   $     0.18  $     0.78  $     0.68

Diluted earnings per share........... $     0.22   $     0.17  $     0.76  $     0.67